UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2019
SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001- 36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2019, SeaSpine Holdings Corporation (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) to sell shares of its Common Stock, par value $0.01 (the “Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Shares”) from time to time, through an “at the market offering” program (the “ATM Offering”) under which Cantor Fitzgerald will act as sales agent.

The offer and sale of the Shares will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-213089), the base prospectus contained therein, dated August 24, 2016, and a prospectus supplement related to the ATM Offering, dated March 1, 2019.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The Company is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald will use commercially reasonable efforts to sell on the Company’s behalf all of the common stock requested to be sold by the Company, consistent with its normal trading and sales practices, upon the Company’s instructions, including any price, time or size limits specified by the Company. Cantor Fitzgerald’s obligations to sell shares under the Sales Agreement are subject to the satisfaction of certain conditions. The Company will pay Cantor Fitzgerald a commission of up to 3.0% of the aggregate gross proceeds from each sale of shares occurring pursuant to the Sales Agreement, if any, and has agreed to provide Cantor Fitzgerald with customary indemnification and contribution rights. The Company has also agreed to reimburse Cantor Fitzgerald for legal fees and disbursements, not to exceed $50,000 in the aggregate, in connection with entering into the Sales Agreement.

The Sales Agreement may be terminated by Cantor Fitzgerald or the Company at any time upon written notice to the other party, as permitted therein. The Company has also agreed pursuant to the Sales Agreement to indemnify and provide contribution to Cantor Fitzgerald against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the terms of the Sales Agreement is subject to, and qualified in its entirety by, the Sales Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The legal opinion of DLA Piper LLP (US), counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Sales Agreement, on March 1, 2019, the Company delivered written notice to Piper Jaffray & Co. (“Piper Jaffray”), effective as of such date, to terminate that certain Equity Distribution Agreement (the “Distribution Agreement”), dated May 11, 2018, between the Company and Piper Jaffray, pursuant to Section 7(a) thereof. The Company is not subject to any termination penalties related to the termination of the Distribution Agreement. Prior to termination, the Company had not sold, and the Company will not sell, any shares of its Common Stock pursuant to the Distribution Agreement.

A copy of the Distribution Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2018 (the “Prior Form 8-K”). The description of the Distribution Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Distribution Agreement filed as Exhibit 10.1 to the Prior Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit No.	Exhibit Description
5.1	Opinion of DLA Piper LLP (US)

10.1	Controlled Equity OfferingSM Sales Agreement, dated March 1, 2019, by and between SeaSpine Holdings Corporation and Cantor Fitzgerald & Co.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

		By:	/s/ John Bostjancic
Name: John Bostjancic
Title: Chief Financial Officer

Date:	March 1, 2019